INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of the Talbots, Inc. on Form S-8 of our report dated March 12, 2002, appearing in the Annual Report on Form 10-K of The Talbots, Inc. for the year ended February 2, 2002.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 31, 2002